As filed with the Securities and Exchange Commission on August 24, 2005. Registration No. 333-124704

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                (Amendment No. 2)


                            ------------------------

                                   XIOM Corp.
                 (Name of Small Business Issuer in its Charter)


      Delaware                                3470                    11-3460949
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
Incorporation or organization)     Classification Code Number)    Identification No.)


                                68A Lamar Street
                          West Babylon, New York 11704
                                 (631) 643-4400
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Andrew Mazzone, President
                                68A Lamar Street
                          West Babylon, New York 11704
                                 (631) 643-4400
            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

                          Copies of communications to:
                             Michael S. Krome, Esq.
                                  8 Teak Court
                           Lake Grove, New York 11755
                          Telephone No.: (631) 737-8381
                          Facsimile No.: (631) 737-8382

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         Calculation of Registration Fee
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                                         Proposed       Proposed
                                         Maximum        Maximum           Amount
Title                   Amount           Offering       Aggregate         of
Of Securities           to be            Price          Offering          Registration
To be Registered        Registered       Per Share      Price(1)          Fee (1)
----------------        ----------       ---------      --------          -------
Common Stock,(1)        500,000(2)        $3.00         $1,500,000        $176.55
Par value $.0001
Per share
Common Stock,(1)        157,062(3)        $3.00         $  471,186        $ 55.13
Par value $.0001
Per share
Common Stock,(1)        157,062(4)        $3.00         $  471,186        $ 55.13
Par value $.0001
Per share

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(2) Representing 500,000 shares of common stock for sale by the Company under a self-underwriting.

(3) Representing the total of 157,062 shares sold pursuant to a private placement of the Company between January 1, 2005 through March 18, 2005

(4) Representing the total of 157,062 shares underling warrants sold as part of the private placement of the Company between January 1, 2005 through March 18, 2005

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


       Preliminary Prospectus Subject to Completion dated August 24, 2005


                                   XIOM Corp.
                         814,124 shares of common stock

Total represents 814,124 shares of common stock of the registrant. Of this amount, 500,000 shares are to be issued and sold directly by the Company, from time to time. 157,062 represents shares of Selling Shareholders and an additional 157,062 represents shares underlying certain warrants issued by the Company to the Selling Shareholders.


The shares offered by the Company are being offered without an underwriter, on a best efforts basis, with no minimum purchase requirement. There will be no escrow of funds from the sale of the shares offered by the Company. The shares offered by the Company are being offered at $3.00 per share. There are no underwriting discounts. The total maximum amount of the offering by the Company is $1,500,000 based on 500,000 shares sold at $3.00 per share.


MARKET FOR THE SHARES

No market currently exists for our shares. The price reflected in this Prospectus of $3.00 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time the selling shareholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.


ABILITY OF COMPANY TO CONTINUE AS A GOING CONCERN

In the 2004 fiscal year, Xiom Corp. reported an operating loss and net loss. The independent auditors' report with respect to Xiom Corp's 2004 financial statements stated that Xiom Corp.'s recurring losses from operations, working capital deficit and limited sources of additional liquidity raise substantial doubt about Xiom Corp.'s ability to continue as a going concern. The financial statements as of and for the year ended September 30, 2004, were prepared on a going concern basis, which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. Management recognizes that the continuation of Xiom Corp. as a going concern is dependent upon the achievement of profitability, positive cash flow from operations and the generation of adequate funds to meet its ongoing obligations. In the first quarter of 2005, Xiom Corp. increased revenues through increased sales. Xiom Corp. continues to seek additional liquidity to improve its working capital position through the Self Offering conducted herein, and the possible exercise of the common stock warrants also contained in this registration statement. However, no assurance can be given that the Offering will be successful or that Xiom Corp. will be able to generate net income in the future. See "Management's Discussion and Analysis and Results of Operations" and the financial statements and notes thereto presented elsewhere in this Prospectus.

The securities offered in this prospectus involve a high degree of risk. You should carefully consider the factors described under the heading "Risk Factors" beginning on Page 6.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary.............................................................4
The Offering...................................................................5
Summary Financial Information..................................................5
Risk Factors...................................................................6
Use of Proceeds...............................................................10
Determination of Offering Price...............................................10
Dividends ................................................................... 11
Management's Discussion and Analysis or Plan of Operation.....................11
Business of the Company ......................................................13
Off-Balance Sheet Arrangements .............................................. 13
Inflation.....................................................................14
Government Regulation.........................................................14
Management....................................................................15
Executive Compensation .......................................................16
Description of Property.......................................................16
Employees.....................................................................16
Litigation....................................................................16
Employment Agreements.........................................................16
Certain Relationships.........................................................16
Principal Stockholders........................................................17
Dilution......................................................................18
Offering by Selling Shareholders..............................................19
Shares Eligible for Future Sale...............................................20
Description of Securities.....................................................21
Plan of Distribution..........................................................21
Indemnification of Directors and Officers.....................................21
Certain Provisions of the Certificate of Incorporation
      and Bylaws..............................................................23
Delaware Business Combination Provisions......................................23
Where You Can Find More Information...........................................24
Transfer Agent................................................................24
Interest of Named Experts and Counsel.........................................25
Legal Matters.................................................................25
Experts.......................................................................25
Financial Statements .........................................................26

PROSPECTUS SUMMARY
This prospectus summary highlights selected information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our company and the shares of common stock being sold in this offering, which information appears elsewhere in this prospectus.

ABOUT OUR COMPANY

Panama Industries, Ltd. was incorporated in Delaware on March 2, 1998. The previous parent of Panama Industries, Ltd., Thermaltec International Corp. now Humana Trans Service Corp. ("HTSC"), and traded publicly, was incorporated in 1994 under the laws of the State of Delaware. It was engaged in the thermal spray metal coating industry as a subsidiary of HTSC. Panama Industries, Ltd. was subsequently spun out of HTSC in July of 2001. This endeavor has changed to develop Thermal Deposition Polymer Coatings (TDPC). The company changed its name to Xiom Corp. in August 2004. Xiom Corp is engaged in the thermal spray coating industry. Its primary business objective, to date, is to establish and support thermal spray coating shops throughout the world.

Xiom Corp. was spun off from Humana Trans Service Corp. (then known as TTIH Holdings Corp.) because it had a specific technical focus and not the general holding company focus that Human Trans Service Corp. had. At the time of the spin-off, TTIH had intended to focus on a specific target merger candidate involved in a total unrelated business. It was decided by the management of TTIH that its operating subsidiary, then known as Panama Industries Ltd., would be better off as a separate company, and able to focus on its own business pan and operations.


TDPC is a technology used by Xiom Corp. to coat a substrate (surface) with plastics and plastic metal formulas. The coating material utilized depends upon the requirements of each specific application.


Our website is http://www.xiom-corp.com. Any information contained on our website should not be considered as part of this prospectus. The information contained on our website is used for sales information to prospective customers.

How our company is organized

Panama Industries, Ltd. was incorporated in Delaware on March 2, 1998. It was engaged in the thermal spray metal coating industry as a subsidiary of HTSC. The previous parent of Panama Industries, Ltd., Thermaltec International Corp. now Humana Trans Service Corp. (HTSC) was incorporated in 1994 under the laws of the State of Delaware. It was subsequently spun out of HTSC in July of 2001. Shareholders in the former parent company were issued shares in the spin-off at the time of the transaction. The company changed its name to Xiom Corp. in August 2004.

Where you can find us

Our corporate offices are located at 513 Dryden Street, Westbury, New York 11740. Our manufacturing facility is located at 68A Lamar Street, West Babylon, New York. XIOM'S telephone number is 631) 643- 4400.

THE OFFERING

Shares offered in this offering to be sold by Company             500,000 shares
Shares offered by Selling Shareholders                            157,062 shares
Shares underlying Warrants                                        157,062 shares
Shares Outstanding as of March 31, 2005:                        5,800,925 shares
      Not including shares to be sold by the Company pursuant
      to this Registration Statement or issued pursuant to
      exercise of warrants
Shares Outstanding after sale of shares to be sold
      by the Company and exercise of all warrants               6,457,987 shares

Use of Proceeds - XIOM Corp. will not receive any proceeds from the sale of the shares by the Selling Shareholders. XIOM Corp. will receive the proceeds of the, 500,000 shares, to be sold in the future directly by the Company, from time to time. The Company will only receive the proceeds from the sale of the shares by the Company, if sold and/or the exercise of the warrants held by the Selling Shareholders, if exercised at a price of $0.75 per share. There is no guarantee that the additional shares will be sold or that the warrants will be exercised.

Our Trading Symbol

The Common Stock of XIOM, Corp. does not have a trading symbol at this time.

The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.

Number of Holders - As of September 30, 2004, there were approximately 548 record holders of common stock and/or options.


SUMMARY FINANCIAL INFORMATION


                                               March 31,          September 30,      September 30,
                                                  2005                2004               2003
                                             ------------         -----------        -----------
Balance Sheet Data:

   Total Assets                               $   259,854         $   191,780         $  102,739
   Total Liabilities                          $    91,016         $    91,416         $   82,111
   Total Stockholders' Equity                 $   168,838         $   100,364         $   20,628

Statement of Operations:
   Revenues                                   $    38,847         $   114,479         $  143,973
   Expenses                                   $   198,786         $   229,083         $  119,883
   Net Profit (Loss)                          $  (159,939)        $  (114,604)        $   24,090

   Basic and Diluted Income (Loss) Per
     Share                                          (0.03)              (0.03)              0.01
   Weighted Average No. Shares Used In
     Computing Income (Loss) Per Share          5,609,058           3,970,602          3,632,973

RISK FACTORS


      An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, we are disclosing all material risks herein and you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.


Risk Factors Related to XIOM Corp:


We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We have, in our history, generated limited revenues from operations, have incurred substantial expenses and have sustained losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

Our independent registered public accounting firm issued a report for the year ended September 30, 2004 that contained a "going concern" explanatory paragraph.

Our independent registered public accounting firm issued a report on their audit of our financial statements as of and for the year ended September 30, 2004. Our notes to the financial statements disclose that Xiom Corp.'s cash flows have been absorbed in operating activities and Xiom Corp. has incurred net losses from inception and has a working capital deficiency. In the event that funding from internal sources or from public or private financing is insufficient to fund the business at current levels, we will have to substantially cut back our level of spending which could substantially curtail our operations. The independent registered public accounting firm's report contains an explanatory paragraph indicating that these factors raise substantial doubt about our ability to continue as a going concern. Our going concern uncertainty may affect our ability to raise additional capital, and may also affect our relationships with suppliers and customers. Investors should carefully read the independent registered public accounting firm's report and examine our financial statements.

Operations and our Technology and Products

We provide equipment and material for the spraying of steel and other metal surfaces. Our business is dependant upon the continued need for these types of services. Our equipment has been specifically developed for the application of the coatings we provide. There is no assurance that the end users we target will continue to require and seek our services. While we believe that our process and coating are superior to most, if not all others available, there is no way to foresee if another process is not developed by a competitor. In addition, we are dependent upon the continued need for steel and other metal to be coated to protect it from weathering, corrosion and other wear and tear. Currently, our major customers are anticipated to be governments and municipalities interested in treating exposed steel and metal surfaces, such as bridges, and other support items. It is anticipated, but we can not be certain that these needs will continue to be required to be met. Furthermore, while we seek to develop mew uses and applications for our technology and products, we can not be assured of
(a) finding new uses for our technology and products, and (b) being able to introduce and interest customers and other industries in our technology and products.

We are dependent on our key personnel for continued research and development of our technology and Products and the introduction of new uses for them, and if we lose those personnel, our business would fail.

Our future success depends, in significant part, upon the continued service of our senior management who has developed and continues to develop our technology and products. The loss of any of these individuals, particularly in the early stages of our operations, would hurt our business. We do not maintain key man life insurance covering any of our personnel. Our future success also depends on our continuing ability to attract and retain highly qualified personnel. Competition for such personnel is intense, and we may experience difficulties in attracting the required number of such individuals. If we were unable to hire and retain personnel in key positions, our business would fail. As a result, we might incur substantially more expenses than income and might not have enough resources to fund growth that may be commercially viable.


Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.


Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs.

We will need additional capital to allow us to expand our business plan to increase capacity to manufacture and market our technology and products and such financing may be unavailable or too costly.

Our ability to continue research and develop the core technologies and products that we are planning to utilize is dependent on our ability to secure financing and allocate sufficient funds required to support our marketing activity. Additional financing may not be available on favorable terms or even at all. If we raise additional funds by selling stock, the percentage ownership of our then current stockholders will be reduced. If we cannot raise adequate funds to satisfy our capital requirements, we may have to limit our operations significantly. Our ability to raise additional funds may diminish if the public equity markets become less supportive of the industry.


Risks Related to Offering:

Management beneficially owns approximately 36.9% of our common stock and their interest could conflict with yours.

Our Chairman and President, Andrew B. Mazzone and other management beneficially own approximately 36.9% of our outstanding common stock. As a result, Mr. Mazzone and management may be able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders.

Future sales of common stock by our existing shareholders could adversely affect our stock price.


As of March 31, 2005, XIOM Corp., Inc. has 5,800,925 outstanding shares of Common Stock, not assuming the exercise of all the warrants and sale of the stock directly by the Company in this offering. 500,000 additional shares are being registered with this offering, along with 152,067 shares underlying the warrants. Of the total shares outstanding as of March 31, 2005, a total of 5,576,373 belong to shareholders subject to Rule 144, and are "restricted securities" as defined under Rule 144, substantially all of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act, or pursuant to this Registration Statement. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales will occur, could have a materially negative effect on the market price of our Common Stock. This problem would be exacerbated if we continue to issue Common Stock in exchange for services.


We expect to issue additional stock in the future to finance our business plan and the potential dilution caused by the issuance of stock in the future may cause the price of our common stock to drop.


As of March 31, 2005, we had 5,800,925 outstanding shares of Common Stock, not assuming the exercise of all the warrants. If all the shares of stock being offered directly by the Company in this offering were sold, and all warrants were exercised, we would have a total of 6,457,987 issued and outstanding. Subsequent to the effective date of this offering, we may need to raise additional capital, which may then result in the issuance of additional shares of common stock, or debt instruments. Shares may be issued under an available exemption, a later registration statement, or both. If and when additional shares are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of our common stock to drop. These factors could also make it more difficult to raise funds through future offerings of common stock.

We may not be able to obtain a trading market for your shares.

      Trading in our Common Stock, if any, is intended to be conducted on the OTC Bulletin Board operated by the NASD, if and when, we obtain a listing. We have made application to the NASD to list these shares on the Over the Counter Bulletin Board operated by the NASD. Said application is still pending. Because we may not be able to obtain or maintain a listing on the OTC Bulletin Board, your shares may be more difficult to sell. However, if we are unable to qualify for this listing, or if we will become unable to maintain our listing on the OTC Bulletin Board, we believe that our stock will trade on over-the-counter market in the so-called "pink sheets". Consequently, selling your Common Stock would be more difficult because only smaller quantities of stock could be bought and sold, transactions could be delayed, and security analysts' and news media's coverage of Xiom Corp. may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for our stock.

It is more difficult for our shareholders to sell their shares because we are not, and may never be, eligible for NASDAQ or any National Stock Exchange.


We are not presently, nor is it likely that for the foreseeable future we will be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid price of $4.00 per share. At the present time, we are unable to state when, if ever, we will meet the NASDAQ application standards. Unless we are able to increase our net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, we will never be able to meet the eligibility requirements of NASDAQ. As a result, it will more difficult for holders of our common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of our common stock


We may require additional funds to achieve our current business strategy, which we may not be able to obtain.


XIOM CORP. is a relatively new business entity with limited capital resources. Its future plans may require significant capital, which may not be available on an as needed basis to XIOM CORP. If XIOM Corp.'s capital is insufficient to impact and reach the targeted market, XIOM CORP. may not achieve its intended goals or succeed in its industry.

Risks of Leverage; Debt Service Requirements may hamper our ability to operate.

The Company's debt to equity ratio is likely to be high at the commencement of operations due to the requirement of borrowing funds to continue operations. High leverage creates risks, including the risk of default as well as operating and financing constraints likely to be imposed by prospective lenders. The interest expense associated with the Company's anticipated debt burden may be substantial and may create a significant drain on the Company's future cash flow, especially in the early years of operation. Any such operating or financing constraints imposed by the Company's lenders as well as the interest expense created by the Company's debt burden could place the Company at a disadvantage relative to other better capitalized service providers and increase the impact of competitive pressures within the Company's markets

No assurances that the Company will be successful in implementing its business plan.

All investments will be available for use by the Company immediately upon payment and subscription by the investor and will not be available for refund to investors if the offering fails to raise sufficient funds to complete the business plan of the Company. Investors can have no assurances that the Company will be able to raise funds from other sources to complete its business plan.

Competition may have a material impact on our ability to sell our Technology and Products.

The Company faces substantial competition from a number of providers of similar services. Many of the Company's competitors, particularly those competitors who are large, have substantially greater financial, manufacturing, marketing and technical resources, have greater name recognition and customer allegiance than the Company. This may affect our ability to attract business and limit the opportunities to generate revenues.

Forward Looking Information

Certain statements in this document are forward-looking in nature and relate to trends and events that may affect the Company's future financial position and operating results. The words "expect" "anticipate" and similar words or expressions are to identify forward-looking statements. These statements speak only as of the date of the document; those statements are based on current expectations, are inherently uncertain and should be viewed with caution. Actual results may differ materially from the forward-looking statements as a result of many factors, including changes in economic conditions and other unanticipated events and conditions. It is not possible to foresee or to identify all such factors. The Company makes no commitment, other than as required, to update any forward-looking statement or to disclose any facts, events or circumstances after the date of this document that may affect the accuracy of any forward-looking statement.

Reliance on Management.

The investors will have no rights to participate in the above-described management decisions of the Company; the shareholder will only have such rights as other shareholders.

USE OF PROCEEDS

XIOM Corp. will not receive any proceeds from the sale of the shares by the Selling Shareholders. XIOM Corp. will receive the proceeds of the 500,000 shares to be sold directly by the Company, from time to time. Additionally, the Company will only receive the proceeds from the sale of the shares by the Company pursuant to the exercise of warrants held by the Selling Shareholders, if exercised at a price of $0.75 per share. There is no guarantee that the additional shares will be sold or that the warrants will be exercised.

Assuming all 500,000 shares are sold at a price of $3.00 and all 157,062 warrants are exercised at $.75, the net proceeds to the Company would be approximately $1,600,000. The following table allocates the use of such proceeds in order of importance.

      Sales and marketing expenditures                 $200,000
      Inventory purchases                               600,000
      Accounts receivable financing                     500,000
      Administrative salaries                           300,000
                                                     ----------
                   Total Use of Proceeds             $1,600,000
                                                     ==========

Should all of the shares not be sold and all of the warrants not exercised, the then the Use Of Proceeds above would be allocated on a pro-rata basis for each amount noted.


DETERMINATION OF OFFERING PRICE


Before this offering, there has been no public market for the shares of our common stock. Accordingly, the price of the common shares stated in this prospectus $3.00 was determined by an arbitrary process based upon our internal, subjective evaluation. Among the factors considered in determining the initial estimated price of the common shares were:


      1.    Our history and our prospects;
      2.    The industry in which we operate;

      3. The status and development prospects for our proposed products and services;
      4.    Our past and present operating results;
      5.    The previous experience
            of our executive officers; and
      6. The general condition of the securities markets at the time of this offering.


The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock offered in this prospectus. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the common stock can be resold at or above the initial public offering price.

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends, and there can be no assurance that we can achieve such earnings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following is our plan of operation for the following 12 months, and should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The company's plan for the next 12 months is predicated on raising a minimum of $150,000 from the sale of the shares being offered by the Company. If the Xiom Corp. does not raise this amount, it will have to remain selling its guns and materials on a slow, incremental basis and rely on engineering contracts, one of which is now in hand with one or two more expected, in order to remain viable and slowly reach a point where the company would be attractive to outside investors. If Xiom Corp. succeeds in raising a minimum of $150,000, and using its current distributor network (which consists of distributors in Massachusetts, New York, New Jersey, Pennsylvania, Florida, California and Canada and new expected distributors in Washington State, Texas, Louisiana and Minneapolis), the company intends to initiate a series of road shows to introduce and demonstrate its offerings to its potential customers. Xiom Corp. currently has 100 guns and the parts to make 100 Xiom systems that are in various stages of completion. The systems will be brought to completion against firm orders and with an infusion of capital, either from the offering herein or upon the payment of deposits from customers. The first road show is scheduled for mid September in the Boston, MA, area. The company will engage a hotel, mail announcements of the road show to 5,000 painting and construction contractors, and then give a series of seminars and demonstrations on the appointed date to the invited guest contractors. This will both demonstrate and promote the process. The Boston distributor is now successfully using our process and it is expected that the credibility of actual usage along with the demonstration will generate sales in excess of the promotional costs. The company intends to repeat the process in Albany, NY, Philadelphia, PA, Houston, TX, Miami, FL, Los Angeles, CA, Seattle, Washington, and Minneapolis, MN. The company expects to spend anywhere from $5,000 to $8,000 per promotional situation. Depending on the success of these promotional seminars, the company will either expand them or cut back on them consistent with its viable financing. The company is also undertaking testing with a well known testing agency in the coatings field to validate the functionality of its coatings. The testing process is underway and will continue in order to assure future customers of the efficacy of our coatings.

We are able to manufacture the full line of equipment as evidenced by our delivery of 20 plus Xiom systems to paying customers and the manufacture and delivery of Xiom materials to those same customers. The company's planning does not go further than this for obvious reasons. Lack of success with the promotional seminars would signal impaired general viability of the process. If the promotional seminars are a success, the system would become self-financing without the need of future cash infusions. The company cannot say with assurance what the results of those intended seminars might be. Our sale of 20 guns was achieved with promotional revenues of approximately $10,000. Based on this small and admittedly inconclusive sample, the company believes that it can generate sustained revenues by means of the promotional seminars.

The Company expects it has enough cash resources and revenue to cover expenses for the foreseeable future as long as it continues to slowly make sales and manufacture the guns and products. However, without increased revenues or additional capital, it is extremely likely that our marketing plan will not be able to be completed. This would significantly hamper out efforts to enter into the product niche as and when we would like.

The source of liquidity would come from two sources. Internally, as we increase sales, we would be able to increase the acquisition of raw materials and increase production. This would increase the short-term liquidity of the Company. Externally, we would gain long-term liquidity from the sale of the shares being offering in this offering, and from the exercise of the warrants by the shareholders from the recent private placement.

There are no known trends, events or uncertainties that have or are reasonably likely to have a material impact on the Company's short-term or long-term liquidity, other than the inability to sell our products, or the failure to sell any of the shares offered in this offering or the exercise of the warrants by the shareholders.

The company does not expect to significantly increase its employees in the next fiscal year. We do not expect to increase our manufacturing facilities or purchase equipment, other than raw materials.

The Company's critical accounting policies and estimates are applied only to contracts which have terms greater than one month and are fixed-price contracts using the percentage-of-completion method of accounting, measured by the percentage of actual cost incurred to date, to the estimated total cost for each contract. Estimated costs and revenues are based upon engineering estimates of the work performed to date relative to the total work required under the contract. Changes in contract estimates which result in changes in estimated profit are applied to the cumulative work accomplished on the project. The re-calculated gross profit on the contract is applied to the revenues recorded to date for the entire life of the contract.

BUSINESS OF THE COMPANY - PRINCIPAL PRODUCTS AND SERVICES

The coatings utilized by Xiom Corp. are produced from materials in the form of plastic powder. The material is melted in a heat source, and projected onto a substrate by a mixture of air flammable gases to form the coating. The air, flammable gases and coating are brought together in a flame in the nozzle of a specialized and patented gun where the coating is melted and sprayed forward onto the surface to be coated. The gases and molten coating are cooled by the surface and the coating adheres to the surface.

The company is a technology business company offering delivery of plastic powder coatings at on-site locations. Powder coating currently is a process in which metal parts are brought into a factory environment where they are cleaned and prepared to receive a powder coating. Plastic in powder form is then applied to the various metal parts by means of an electrostatic charge that causes the powder to adhere to the surface. The coated part is then heated in an oven for a period of time to cause the plastic to melt and adhere to the substrate. This process is used throughout the industry and does work well into the billions of dollars. Our process operates differently. Although we use plastic powder, we do not electrostatically charge that powder in order for it to adhere to a substrate. We use a different mechanism which simultaneously applies and fuses the powder to a substrate. The advantage of this process is that the coatings can be applied anywhere, not necessarily in a factory setting, can be applied without use of an oven, and can be applied to most substrates in addition to the metal substrate to which powder coatings are traditionally applied in a factory, using an oven.

The company believes that its process is flexible and viable and early indications give a promise of good success. We have 20 guns currently in the filed using the process with results that are to date encouraging. We can apply a wide variety of plastics under difficult field conditions, something that cannot be done with traditional powder coating. We can apply plastics in plastic epoxy, plastic polyester and plastic Teflon(R), for example. The company both manufactures the equipment that applies the coatings and formulates the materials that are applied by the equipment. The company manufactures its own equipment through a subcontracting relationship with a local machine shop and formulates its own material blends using plastic feed stocks from various larger suppliers. All of these supplies are much larger in size than the company. The company has applied for viable patents for both the equipment and the materials and is optimistic about its short-term success.

Our active distributors are located in Massachusetts, New York, New Jersey and Canada. Distributors who are becoming active are located in Africa, Mexico, Colombia (SA), Minneapolis, MN, California, Rhode Island and Texas. Our distributors work on a commission basis to sell our technology and products.


Off-Balance Sheet Arrangements

      We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

INFLATION

     The amounts presented in the financial statements do not provide for the effect of inflation on the Company's operations or its financial position. Amounts shown for machinery, equipment and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The net operating losses shown would be greater than reported if the effects of inflation were reflected either by charging operations with amounts that represent replacement costs or by using other inflation adjustments.

GOVERNMENT REGULATIONS

We estimate that there is no material cost to comply with any environmental laws of the Federal, State or Local governments. Any compliance, we believe that any cost and/or compliance is the responsibility of the end user.

The cost of compliance with government regulation is embedded in the cost of environmentally safe equipment. Government inspection requires assistance by employees and such assistance is not deemed material by the Company.

New York State approval pertains to the bridge coating business. We are an approved vendor by NYS Department of Transportation and if we receive a coating contract, that contract is monitored daily by NYS inspectors. In Costa Rica, all our work is by purchase order and is subject to periodic plant inspections by government safety and emissions inspectors. The Company has received no notice of violation or citations from such inspections.

The New York State Thruway Authority has approved and is currently using thermal spray coatings as an acceptable method of corrosion protection of bridge structural steel. XIOM is an approved applicator for New York State Thruway Authority Bridge Metallizing Projects.

As part of its specifications for thermal spraying New York State has adopted specifications established by the Society of Protective Coatings (SSPC) and The American Society for Testing and Materials (ASTM).

The Company is subject to Workers' Compensation and Safety Laws. XIOM believes that it has all the necessary licenses from all governmental agencies to conduct business in the U.S. It has not had any warnings or citations for any violations. To the best of its knowledge, the Company complies with all emissions regulations and waste removal regulations. The Company believes its only exposure would be in the area of Workers' Compensation claims for which it is insured. The Company doesn't reserve for possible problems in this area because of its history of not having such problems.

MANAGEMENT

The directors and officers of the Company are listed below with information about their respective backgrounds. Each Director is elected to serve a one year term, until the next annual meeting of the shareholders or until their successor is elected (or appointed) and qualified.

Name                    Age         Position
-----------------     -------       ----------------------------------
Andrew B. Mazzone       63          Chairman, President
Thomas Gardega          57          Executive Vice President, Director

Andrew Mazzone

Mr. Mazzone has been the Chairman and President of the company since its inception in 1998. Mr. Mazzone was the President of TTIH at the time of the spinout. He resigned as Sole Officer and Director of TTIH on November 1, 2001. Thereafter, when the targeting merger candidate for TTIH fell through, TTIH located a potential new target for acquisition and changed its name to Steam Clean USA, Inc. on or about August 15, 2002. On July 1, 2003, Steam Clean USA, Inc. acquired Humana Trans Services Group, Ltd. At this point Mr. Mazzone was invited to become Chairman of the Board of Directors. He served in that position until January 2004, when he resigned as Chairman but remained as a Director and until April 5, 2004, when he resigned from the Board entirely. From 1970 until February 15, 1995, Mr. Mazzone was employed by Metco, Westbury, NY, a subsidiary of the Perkin Elmer Corp., a holding company, which subsidiary, Metco, was engaged in the business of development of metal spraying and metal powders. Mr. Mazzone, as President, resigned from Sulzer Metco after the acquisition of the Company in 1995. From 1995 to October, 2001 Mr. Mazzone was President of Thermaltec International.

At Metco, Mr. Mazzone held various positions, including as Director of Logistics, Director of Sales and Marketing, Director of Manufacturing, Executive Vice President and President.

Mr. Mazzone has degrees from Babson College, Babson Park, Massachusetts, in finance and an advanced degree in economics, with a specialty in economic history. Mr. Mazzone will devote full time to the efforts of the Company (See "Principal Stockholders").

Thomas Gardega

Mr. Gardega is Executive Vice President and has been an employee of the company since September 24, 1999. Mr. Gardega brings to the Company a vast knowledge in the heat sprayed plastic coatings industry. Mr. Gardega was responsible as project manager for all field operations of electrical construction in the State of South Carolina for Basic Electrical, Inc. from January 1997 until January 1999, including purchasing, manpower acquisition, managing field office, project management and scheduling, materials, equipment, permits, and meetings.

Mr. Gardega held a position in Perkin Elmer's (a publicly traded company), division of Metco from 1978 to 1981 as special marketing representative and field service engineer. His function included training, customer support, materials, and applicable processes.

Mr. Gardega has held management positions in commercial electrical contracting projects throughout the United States. He also was President of National Thermal Spray, Inc., a developer and marketer of thermal coating systems from May 1985 until December 1989. He is an acknowledged expert in large scale installation of electrical and communications systems. He graduated from Empire State College in New York majoring in business administration.

EXECUTIVE COMPENSATION

The officers and directors of Xiom Corp. will be reimbursed only for documented out-of-pocket expenses, petty cash and by issuing shares for services.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers are elected annually by the Board of Directors to hold office until the annual meeting of shareholders and until their successors are chosen and qualified.

DESCRIPTION OF PROPERTY

XIOM leases office space in Westbury, New York, on a month-to-month basis for $1,300 per month. In addition, the Company leases a separate manufacturing and warehouse facility of approximately 1,600 square feet, on a month-to-month basis for $2,500 per month. Rent expense, net of sub-lease income, for fiscal 2004 and 2003 was approximately $35,600 and $27,500, respectively. The office space and manufacturing are adequate for the needs of the Company at this time. However, if it were necessary to expand manufacturing capacity, the Company would need to relocate its facilities, at an added cost per month. Such location would be relatively easy to locate, but the initial cost may be excessive for us.

EMPLOYEES

The company has three full time employees including its Officer/Directors that are engaged in Company business on a full-time basis. There are no part-time employees. None of our employees are covered by collective bargaining agreements. We believe that our relations with our employees are good.

LITIGATION

The Company is not engaged in any litigation.

EMPLOYMENT AGREEMENTS

As of the date of this filing we do not have any written employment agreements with any officer or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has issued the following shares to affiliates of the Company; the transactions took place on August 12, 2004:

We issued to our President, Andrew Mazzone, a total of 500,000 shares of common stock, in two separate transaction 125,000 shares for the repayment of Officer Loans to the Company and 375,000 shares for the transfer of certain technology rights used by the Company. These certain rights included the creation of certain proprietary technologies and applications from Mr. Mazzone's experience in the coating industry which enhanced the patents received from Mr. Gardega.

We issued to our Vice-President, Thomas Gardega, a total of 850,000 shares of common stock, in two separate transactions, 475,000 shares for the transfer of certain technology rights used by the Company, and 375,000 shares for the transfer of certain Patent Rights to the Company. These patent rights are as contained in the patent descriptions filed as Exhibits to the Registration statement and with the United States Patent and Trademark Office.

We issued 150,000 shares of common stock to DRB Consulting, Inc., for accounting and consulting services for the fiscal years of 2003 and 2004. David Behanna is the control person of DRB Consulting, Inc.

We issued 200,000 shares of common stock to James W. Zimbler for consulting services related to business organization and financial services performed by him in the 2004 fiscal year.

We issued 40,000 shares to Michael S. Krome, Esq., for legal services performed and to be performed on behalf of the Company.

PRINCIPAL STOCKHOLDERS

The following table describes, as of August 15, 2005, the beneficial ownership of our Common Stock by persons known to us to own more than 5% of such stock and the ownership of Common Stock by our directors, and by all officers and directors as a group.

                                                                        Percentage of Shares
                                                Number of               Owned
                                                Shares Beneficially     after sale of
Identity of Stockholder or Group                Owned (1)               Shares in Offering (2)
--------------------------------                -------------------     ---------------------
Andrew B. Mazzone                                1,353,259              20.9%
513 Dryden Street
Westbury, NY 11590
President, Director

Thomas Gardega                                   1,034,786              16.0%
200 Landmark Road
Conway, SC 29527
Executive Vice President, Director

James Zimbler (3)                                  213,334               *
234 East College Avenue
State College, PA 16801

Michael S. Krome, Esq. (3)                          40,000               *
8 Teak Court
Lake Grove, NY 11755

All Officers and Directors as                    2,388,045              36.9%
A Group (2 Persons)

*     Less than 5%

      (1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or options are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.
      (2) Assumes sale of 500,000 shares by the Company and exercise of all warrants
      (3) Mr. Zimbler is a control person, along with another shareholder, Michael S. Krome, Esq., a holder of 40,000 shares in Alpha Advisors, LLC. The shares owned by Mr. Zimbler and Alpha total 488,334 and when all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 7.6%, if voted as a block. The shares owned by Mr. Krome and Alpha total 315,000 and when all of the ownership percentages are added, equaling 528,334, the control percentage for Alpha Advisors LLC is 4.8%, if voted as a block. If Mr. Zimbler, Mr. Krome and Alpha are pooled, the percentage is 8.1%

DILUTION

Our net tangible book value as of March 31, 2005 was $ 46,338 or $0.01 per share of common stock. Net tangible book value per share represents tangible assets, less liabilities, divided by the number of shares of common stock issued and outstanding. The following table illustrates the dilution to purchasers of common stock in this offering at various arbitrarily determined sales levels, at an assumed public offering price of $ 3 per share. At the sales levels indicated, our pro forma net tangible book value at March 31, 2005 would have been $646,338, $946,338, $1,246,338, or $1,546,338 respectively. This represents an immediate dilution of $2.89, $2.84, $2.80 or $2.75 per share, respectively, to new investors.

                        Number of Shares of Common Stock Sold in the Offering(1)
                        --------------------------------------------------------
                                       200,000  300,000   400,000   500,000
                                       Shares    Shares   Shares     Shares

Public offering price per share         3.00     3.00      3.00       3.00
                                   -----------------------------------------

Net tangible book value before
the offering                            0.01     0.01      0.01       0.01
Increase in net tangible book
value attributable to new
investors                               0.10     0.15      0.19       0.24
                                   -----------------------------------------

Pro forma net tangible book
value per share after the
offering                                0.11     0.16      0.20       0.25
                                   -----------------------------------------

Dilution per share to new
public investors                        2.89     2.84      2.80       2.75

(1) The above dilution calculations do not give effect to the outstanding warrants to purchase up to 157,062 shares of common stock at $.75 per share.

OFFERING BY SELLING SHAREHOLDERS

      The following tables set forth certain information concerning each of the selling shareholders. The shares are being registered to permit the selling shareholders and their transferees or other successors in interest to offer the shares in compliance with Rule 415(a)(1)(ix), at a price of $3.00 per share for the duration of the Offering by the Company


      Selling shareholders are under no obligation to sell all or any portion of their shares. Particular selling shareholders may not have a present intention of selling their shares and may sell less than the number of shares indicated. The following table assumes that the selling shareholders will sell all of their shares.

      None of the Selling Shareholders are broker-dealers or affiliates of broker-dealers.


                                                                                      % of
                                          Total  number          Number of            Beneficial
                                          Of shares owned        shares included      Ownership at
Selling Shareholder                       prior to offering      in offering          completion of Offering (1)
-------------------                       -----------------      -----------          --------------------------
Andrew Tarabelli                                    18,667               18,667                  *
Shirley V Fox and Raymond A Fox, Jr                  1,000                1,000                  *
Heather Sides                                          800                  800                  *
Devon Rae Sides                                         65                   65                  *
Rian Grey Sides                                         65                   65                  *
Leslie C. Fox                                        6,667                6,667                  *
Ann G. Travers Revocable Trust (3)                   8,000                8,000                  *
Kevin M. Petrone                                     1,300                1,300                  *
Alfred Zefara                                        6,667                6,667                  *
Robert Fredricks                                     7,333                7,333                  *
Patric Sellitti                                      7,333                7,333                  *
William T. Rooker &
      Iman Rooker,                                   1,500                1,500                  *
Martin Murray & Susanna Murrya                       2,500                2,500                  *
Ryan Michael Byson                                     500                  500                  *
Stephanie Nicole Murray                                100                  100                  *
Martin Gouglas Murray                                  100                  100                  *
Joseph Pileri                                        2,667                2,667                  *
Donald B. Stevenson                                 10,000               10,000                  *
James W. Zimbler (2)                               213,334               13,334(2)         226,668(2)
Robert Fox                                           1,000                1,000                  *
Linda Steinkamp                                      3,000                3,000                  *
Theresa Steinkamp                                    3,000                3,000                  *
Carole S. Daddona                                    6,667                6,667                  *
Kevin Duckman                                        6,667                6,667                  *
Irving Schwab                                       13,333               13,333                  *
Albino L. Sellitti                                   4,000                4,000                  *
John Mirabella                                       1,333                1,333                  *
Vincent J. Dixon                                     1,333                1,333                  *
Ralph Dente                                          1,333                1,333                  *
Brain E. Rooney                                      1,333                1,333                  *
Richard Carter                                      13,334               13,334                  *
Stefeno Buscarnea                                    1,333                1,333                  *
Marc Regan                                           1,333                1,333                  *
James G. Petrone & Thelma A Petrone                    133                  133                  *
Michael V. Della Fave                                1,333                1,333                  *
Caarmine S. Marcello, Jr                             1,333                1,333                  *
Kevin D. Canterman                                   1,333                1,333                  *
Jeanne Kirk                                          4,000                4,000                  *
      Total                                                             157,062

Total Shares and shares underlying warrants
   included in registration statement:             314,124

   (*) Less than 1% of the issued and outstanding shares.

      (1) Assuming exercise of all warrants and sale of all shares offered by the Company.
      (2) Mr. Zimbler owns a total of 213,334 shares of common stock. Mr. Zimbler is a control person, along with another shareholder, Michael
            S. Krome, Esq., a holder of 40,000 shares in Alpha Advisors, LLC. The shares owned by Mr. Zimbler and Alpha total 488,334 and when all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 8.3%, if voted as a block. The shares owned by Mr. Krome and Alpha total 315,000 and when all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 5.4%, if voted as a block. If Mr. Zimbler, Mr. Krome and Alpha are pooled, the percentage is 9.0%
      (3) Ann G. Travers has voting or investment control for the Ann G. Travers Revocable Trust.

Changes in the Selling Shareholders will be provided by post-effective amendments filed with the Securities and Exchange Commission.


SHARES ELIGIBLE FOR FUTURE SALE

      As of the date of this offering, Xiom Corp. has 5,800,925 outstanding shares of Common Stock with an estimated book value of $100,364 or $.017 per share. Assuming the 500,000 shares to be sold by the Company are sold and the exercise of the 157,062 shares underlying the warrants, there will be a total of 6,457,987 shares issued and outstanding. The shares held by the officers and directors and other entities holding more than 5% of the issued and outstanding shares of the Company will be subject to the volume selling requirements of Rule 144.

      In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including an Affiliate, who has beneficially owned Restricted Shares for at least one year is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of:

      (i) One percent of the outstanding shares of Common Stock; or

      (ii) The average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale is filed with the Securities and Exchange Commission.


      Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about Xiom Corp. In addition, a person who is not an Affiliate and has not been an Affiliate for at least three months prior to the sale and who has beneficially owned Restricted Shares for at least two years may resell such shares without regard to the requirements described above. Xiom Corp. is unable to estimate the number of Restricted Shares that ultimately will be sold under Rule 144 because the number of shares will depend in part on the market price for the Common Stock, the personal circumstances of the sellers and other factors. See "Risk Factors--Shares Eligible for Future Sale" and "Risk Factors--Possible Volatility of Stock Price."

DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 10,000,000 shares of common stock, par value $.0001 per share. As of March 31, 2005, there were 5,800,925 shares of Common Stock outstanding. This does not include the 500,000 shares being registered in this Registration Statement to be sold by the Company, if possible, from time to time, and the 157,062 shares underlying the warrants. The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation and all amendments thereto.

Common Stock

      Our authorized capital stock consists of 10,000,000 shares of common stock, par value $.0001 per share. Each share of Common Stock entitles its holder to one non-cumulative vote per share and, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends, as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to stockholders.

      Stockholders do not have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for pre-emptive rights.

PLAN OF DISTRIBUTION

      No market currently exists for our shares. The price reflected in this Prospectus of $3.00 per share is the initial offering price of shares upon the effectiveness of this prospectus. At that time the selling shareholders may offer the shares for this price, until the shares are traded on the OTC Bulletin Board, if ever. At that time the price will be determined by the market and may not reflect the initial price of our shares after the offering. We cannot make any prediction at what range our shares will trade at, if any.

      The shares may be sold or distributed from time to time by the selling stockholders or by pledges, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledges) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, prior to trading this price will be $3.00, after the shares are trading, if ever, it will be at market prices prevailing at the time of sale. After the shares are traded, if this happens, the distribution of the shares may be effected in one or more of the following methods:

      o ordinary brokers transactions, which may include long or short sales,
      o transactions involving cross or block trades on any securities or market where our common stock is trading,
      o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
      o "at the market" to or through market makers or into an existing market for the common stock,
      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
      o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
      o any combination of the foregoing, or by any other legally available means.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Because the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. Each selling stockholder has advised us that the stockholder has not yet entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares.

At the time a particular offer is made by or on the behalf of the selling security holders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock, and the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriter for the shares purchased from the selling security holders, any discounts, commissions and other items constituting compensation from the selling security holders, any discounts, commissions, or concessions allowed, re-allowed, or paid to dealers, and the proposed selling price to the public.

XIOM Corp. will receive the proceeds of the 500,000 shares to be sold in the future directly by the Company, from time to time and the 157,062 shares underlying the warrants. The Company will only receive the proceeds from the sale of the shares by the Company, if sold and/or the warrants are exercised. There is no guarantee that the shares will be sold.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

The Certificate of Incorporation of the Company provides indemnification to the fullest extent permitted by Delaware law for any person whom the Company may indemnify thereunder, including directors, officers, employees and agents of the Company. In addition, the Certificate of Incorporation, as permitted under the Delaware General Corporation Law, eliminates the personal liability of the directors to the Company or any of its stockholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against directors for actions taken by directors which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of stockholder litigation, even though such action, if successful, might otherwise benefit the Company and its stockholders


Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

DELAWARE ANTI-TAKEOVER LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS

      Provisions of Delaware law and our Certificate of Incorporation and By-Laws could make more difficult our acquisition by a third party and the removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

      We are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

      (i) The Board of Directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

      (ii) Upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

      (iii) On subsequent to such date the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders.

      A "business combination" generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of the corporation's voting stock.

WHERE YOU CAN FIND MORE INFORMATION

      Upon effectiveness of this registration statement we will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we will file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

      We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock issued and issuable upon exercise of warrants to be sold by the selling stockholders. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us, or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

TRANSFER AGENT

      The Transfer Agent and Registrar for the common stock is Manhattan Stock Transfer Registrar Company, 1 West Street, Suite 3402, New York, NY 10004, 212-425-2750,

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of XIOM Corp. Michael S. Krome, Esq., is the holder of a total of 40,000 shares of common stock, part of which is a portion of his legal fee. As a partner in Alpha Advisors, Mr. Krome has beneficial control over an additional 275,000 shares of common stock. Furthermore, none of the experts was hired on a contingent basis and none of the other experts named herein will receive a direct or indirect interest in XIOM Corp., other than Mr. Krome.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Michael S. Krome, Esq., 8 Teak Court, Lake Grove, New York 11755, (631) 737-8381.


EXPERTS

Our audited financial statements as of September 30, 2004 and September 30, 2003 and for the years then ended, have been included in this prospectus and in the registration statement filed with the Securities and Exchange Commission in reliance upon the report of independent auditors, dated March 25, 2005, upon authority as experts in accounting and auditing. N. Blumenfrucht, CPA, PC's report on the financial statements can be found at the end of this prospectus and in the registration statement.

                                    XIOM Corp.

                              FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED

                           September 30, 2004 and 2003

                                       And

                    Six Months Ended March 31, 2005 and 2004

                             N. Blumenfrucht CPA PC
                              1040 East 22nd Street
                             Brooklyn New York 11210
                               Tel.- 718-692-2743
                                Fax -718-692-2203

To The Board of Directors and Stockholders of XIOM Corp.

We have audited the accompanying balance sheets of XIOM Corp. (formerly known as Panama Industries, LTD.) as of September 30, 2004 and 2003 and the related statements of operations, stockholders' equity and cash flows for the years ended September 30, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XIOM Corp., as of the September 30, 2004 and 2003 and the results of its operations and its cash flows for the years ended September 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that XIOM Corp. will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has an accumulated deficit of approximately $210,000. The Company incurred a net loss for the period ended September 30, 2004 of approximately $115,000 and has working capital of approximately $15,000. These factors raise substantial doubts about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Brooklyn New York
March 25, 2005

                                  XIOM, Corp.
                                 Balance Sheets
                        As Of September 30, 2004 and 2003

                                               2004         2003
                                            ---------    ---------
Assets
  Current Assets
         Cash and Cash Equivalents          $   3,326    $   9,257
         Trade Accounts Receivable             11,880       25,108
         Inventory                              2,086        3,402
         Prepaid Expenses                       1,316        2,316
                                            ---------    ---------
              Total Current Assets             18,608       40,083
                                            ---------    ---------

  Fixed Assets
         Machinery and Equipment               14,646       14,646
         Vehicles                              16,411            0
         Leasehold Improvements                10,120       10,120
                                            ---------    ---------
                                               41,177       24,766
         Less: Accumulated Depreciation       (18,987)     (15,086)
                                            ---------    ---------
              Fixed Assets, Net                22,190        9,680
                                            ---------    ---------

  Other Assets
         Patents Pending, Net of
           Accumulated Amortization           121,300            0
         Retainage Receivable                  26,334       50,828
         Security Deposits                      2,148        2,148
                                            ---------    ---------
              Total Other Assets              149,782       52,976
                                            ---------    ---------

                   Total Assets             $ 190,580    $ 102,739
                                            =========    =========

Liabilities and Stockholders' Equity
  Current Liabilities
         Accounts Payable                       3,715        3,453
         Accrued Expenses                           0        8,578
         Notes Payable                              0       12,000
                                            ---------    ---------
              Total Current Liabilities         3,715       24,031

  Long-Term Liabilities
         Shareholder Loan                      87,701       58,080
                                            ---------    ---------
                   Total Liabilities           91,416       82,111
                                            ---------    ---------

  Stockholders' Deficit
         Common Stock                             557          363
         Additional Paid-In Capital           551,930      237,784
         Retained (Deficit)                  (453,323)    (217,519)
                                            ---------    ---------
              Total Stockholders' Equity       99,164       20,628
                                            ---------    ---------
                   Total Liabilities and
                     Stockholders' Equity   $ 190,580    $ 102,739
                                            =========    =========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                            Statements of Operations
                 For The Years Ended September 30, 2004 and 2003

                                                    2004           2003
                                                -----------    -----------

Sales                                              $114,479       $143,973

Cost of Sales                                        69,185         42,320
                                                -----------    -----------

Gross Profit                                         45,294        101,653

General and Administrative Expenses                 281,098        197,563
                                                -----------    -----------

Operating Income (Loss)                            (235,804)       (95,910)

Other Income (Expenses)                                                  0
                                                -----------    -----------

Net Income (Loss)                                  (235,804)       (95,910)
                                                ===========    ===========

Basic and Diluted Income (Loss) per Share            ($0.06)        ($0.03)
                                                ===========    ===========

Weighted Average Number of Shares Outstanding     3,970,602      3,632,973
                                                ===========    ===========

                 See accompanying notes to financial statements

                                  XIOM, Corp.
                  Statements of Stockholders' Equity (Deficit)
                 For The Years Ended September 30, 2004 and 2003

                                                              Common Stock
                                                     -------------------------------   Additional   Retained          Total
                                                     Per Share   Number of      Par     Paid-In     Earnings      Shareholders'
                                                      Amount       Shares      Value    Capital     (Deficit)    Equity (Deficit)
                                                     ---------   ----------    -----   ----------   ---------    ----------------
Balance, September 30, 2002                                       3,632,973      363      117,784    (121,609)             (3,462)

  Net Income for the year ended September 30, 2003                                                    (95,910)            (95,910)

  Officers' Compensation                                                                  120,000
                                                                 ----------    -----   ----------   ---------    ----------------

Balance, September 30, 2003                                       3,632,973      363      237,784    (217,519)            (99,372)

  Net(Loss) for the year ended September 30, 2004                                                    (235,804)           (235,804)

  Shares issued in August 2004 to purchase
    Patent Technology Rights                         $    0.10    1,225,000      123      122,377                         122,500

  Shares issued in August 2004 to repay
    Notes Payable                                    $    0.10      120,000       12       11,988                          12,000

  Shares issued in August 2004 to repay
    Shareholder Loan                                 $    0.10      125,000       12       12,488                          12,500

  Shares issued for services during the year
    ended September 30, 2004                         $    0.10      473,400       47       47,293                          47,340

  Officers' Compensation                                                                  120,000
                                                                 ----------    -----   ----------   ---------    ----------------

Balance, September 30, 2004                                       5,576,373      557      551,930    (453,323)           (140,836)
                                                                 ==========    =====   ==========   =========    ================

                 See accompanying notes to financial statements.

                                   XIOM, Corp.
                             Statements of Cash Flow
                 For The Years Ended September 30, 2004 and 2003

                                                                  2004         2003
                                                               ---------    ---------
Cash Flows from Operating Activities:

  Net Income (Loss)                                            ($235,804)   ($ 95,910)
                                                               ---------    ---------

  Adjustments to reconcile net income (loss) to
     net cash used in operating activities:
         Depreciation and Amorrtization                            5,101        2,260
         Issuance of Shares for Services                          47,340
         Officers' Compensation                                  120,000      120,000
         (Increase) decrease in:
              Receivables                                         13,228       (6,519)
              Materials and Supplies                               1,316          884
              Other Current Assets                                 1,000         (571)
              Retainage Receivable                                24,494      (15,310)
              Other Assets                                             0          348
              Accounts Payable and Accrued Expenses               (8,316)      (3,522)
                                                               ---------    ---------
         Total Adjustments                                       204,163       97,570
                                                               ---------    ---------
         Net cash provided (used) in operating activities      ($ 31,641)   $   1,660
                                                               ---------    ---------

Cash Flows from Investing Activities:
  Purchase of Fixed Assets                                       (16,411)      (2,536)
                                                               ---------    ---------
         Net cash provided (used) by investing activities        (16,411)      (2,536)
                                                               ---------    ---------

Cash Flows from Financing Activities:
  Repayment of Notes Payable                                           0       (8,815)
  Proceeds from Shareholder Loan                                  42,121       15,031
                                                               ---------    ---------
         Net cash provided (used) by financing activities         42,121        6,216
                                                               ---------    ---------

Net increase (decrease) in cash and cash equivalents              (5,931)       5,340

Cash & Cash Equivalents, Beginning of Period                   $   9,257    $   3,917
                                                               ---------    ---------

Cash & Cash Equivalents, End of Period                         $   3,326    $   9,257
                                                               =========    =========

Supplemental Disclosures
  Non-Cash Financing and Investing Activities
         Issuance of Shares for Services                          47,340            0
                                                               =========    =========
         Officers' Compensation                                  120,000       120000
                                                               =========    =========
         Issuance of Shares for Patent and Technology Rights     122,500            0
                                                               =========    =========
         Issuance of Shares in Exchange for Notes Payable         12,000            0
                                                               =========    =========
         Issuance of Shares in Exchange for Shareholder Loan      12,500            0
                                                               =========    =========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ENTITY AND ORGANIZATION

      XIOM, Corp., formerly Panama Industries, Ltd., ("XIOM or "the Company") was incorporated in March 1998, but was inactive until May 1999. At that time, all operating assets and liabilities of Thermaltec International Corp. ("Thermaltec"), the previous parent company, were transferred into XIOM. In June 2001, XIOM was spun out from Thermaltec upon which the shareholders of Thermaltec received one common share of XIOM for every three common shares of Thermaltec. During fiscal 2004 and 2003, XIOM developed a patented industrial based thermal spray coating technology which will sold directly to commercial customers as well as through a worldwide network of distributorships.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      REVENUE RECOGNITION

      Revenues from contracts which have terms greater than one month and are fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of actual cost incurred to date, to the estimated total cost for each contract. On those contracts which are not fixed-price in nature and which contractually require the billing of actual costs and expenses incurred during the period, revenue is recognized as the actual amount invoiced during the period. Revenues from the patented industrial thermal spray technology is currently being generated from both long-term and short-term contracts, as defined.

      Estimated costs and revenues are based upon engineering estimates of the work performed to date relative to the total work required under the contract. Changes in contract estimates which result in changes in estimated profit are applied to the cumulative work accomplished on the project. The re-calculated gross profit on the contract is applied to the revenues recorded to date for the entire life of the contract and the resulting income or loss is recorded in the current period. The Company has experienced no material contract losses to date.

      CASH AND CASH EQUIVALENTS

      For the purpose of the statement of cash flows, the Company includes cash on deposit, money market funds, amounts held by brokers in cash accounts and funds temporarily held in escrow to be cash equivalents.

      ACCOUNTS RECEIVABLE

      Accounts receivable have been adjusted for all known uncollectible contracts; an allowance for doubtful contracts has not been provided, as the amount is not considered material.

      INVENTORY

      Inventory consists of various materials and supplies utilized on construction contracts and is valued at the lower of cost (first-in, first-out) or market.

      PROPERTY, EQUIPMENT AND DEPRECIATION

      Property and equipment is stated at cost. Major expenditures for property and those that substantially increase useful lives, are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income. Depreciation is provided by utilizing the straight-line method over the estimated useful lives of the assets.

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003

      EARNINGS (LOSS) PER SHARE

      The Company has adopted SFAS No. 128, "Earnings per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS") by all publicly traded entities, as well as entities that have made a filing or are in the process of filing with a regulatory agency in preparation for the sale of securities in a public market.

      Basic EPS is computed by dividing net income or loss available to common shareholders by the weighted average number of common shares outstanding during the period. The computation of Diluted EPS gives effect to all potentially dilutive common shares during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings.

      INCOME TAXES

      The Company has adopted Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes".

      DEFERRED INCOME TAXES

      Deferred tax assets arise principally from net operating losses and capital losses available for carryforward against future years' taxable income.

      RECLASSIFICATIONS

      Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform to the presentation in the current-year financial statements.

      RECENTLY ISSUED ACCOUTING PRONOUNCEMENTS

      There are no recently issued accounting standards that would have an impact on these financial statements.

2.    INVENTORY

                                                                                     For the years ended:
                                                                           ----------------------------------------
                                                                           September 30, 2004    September 30, 2003
                                                                           ------------------    ------------------
     Inventory consists of the following:

         Materials and Supplies                                                        $2,086                 3,402

3.   PROPERTY AND EQUIPMENT

                                                                                    For the years ended:
                                                        Estimated useful   ---------------------------------------
                                                        Life - years       September 30, 2004    September 30 2003
                                                        ----------------   ------------------    -----------------
      Machinery and equipment                           5-10               $           14,646    $          14,646
      Vehicles                                          3-5                            16,411
      Leasehold improvements                            5-31.5                         10,120               10,120
                                                                           ------------------    -----------------
                                                                                       41,177               24,766
      Less accumulated depreciation
        and amortization                                                              (18,987)             (15,086)
                                                                           ------------------    -----------------

          Net property and equipment                                       $           22,190    $           9,680
                                                                           ==================    =================

      Depreciation for the years ended September 30, 2004 and 2003 was $3,901 and $2,260, respectively.

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003

4.    PATENTS PENDING

      In August 2004, the two operating officers of XIOM, who are also shareholders, irrevocably transferred to the Company all current and future rights, title and interest in certain technology and intellectual property patents pending related to the low temperature thermal spray gun, modular control unit and material powder feeder. In exchange for transferring their individual ownerships, one of the officers received 375,000 shares of restricted common stock and the other officer, who is also the inventor, received 850,000 shares of restricted common stock. These shares were valued at $.10 per share, which approximated the fair market value of the common stock on the date of the exchange. These patents are being amortized on a straight-line basis over their stated terms, which is seventeen (17) years for each.

5.    RETAINAGE RECEIVABLE

      Retainage receivable represents the cumulative amount held-back from each percentage-of-completion billing pursuant to long-term contracts. Such amounts will be paid to the Company upon the completion of each contract and customer approval. The net increase(decrease) in Retainage Receivable for fiscal 2004 and 2003 was ($24,494) and $15,310, respectively. As of September 30, 2004, the Retainage Receivable balance $26,334 is expected to be collected in the coming fiscal year.

6.    NOTES PAYABLE

      Notes Payable at September 30, 2003 represents several non-interest bearing demand notes payable to certain individuals in varying amounts. These notes were paid off in August of 2004 by issuing 120,000 shares of restricted common stock. These shares were valued at $.10 per share, which approximated the fair market value of the common stock on the date of the issuance.

7.    SALES TO MAJOR CUSTOMERS

      For the fiscal years ending September 30, 2004 and 2003, the Company had one major customer who accounted for substantially all of the sales and trade accounts receivables.

8.    COMMITMENTS AND CONTINGENCIES

      LEASES

      XIOM leases office space on a month-to-month basis for $1,300 per month. In addition, the Company leases a separate manufacturing and warehouse facility on a month-to-month basis for $2,500 per month. Rent expense, net of sub-lease income, for fiscal 2004 and 2003 was approximately $35,600 and $27,500, respectively.

9.    COMMON STOCK

                                                                                   For the period ended:
                                                                           September 30, 2004    September 30, 2003
                                                                           ------------------    ------------------
      Common stock is as follows:
      Common stock, $.0001 par value, 10,000,000 shares authorized.
      Shares issued and outstanding                                                 5,576,373             3,632,973
      Par Value                                                                          $557                  $363

      In August 2004, the Company issued 473,400 share of restricted common stock to several vendors as consideration for various accounting, legal and consulting services provided during the fiscal year. These shares were issued based on the fair market value of the services provided converted at $.10 per share.

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003

10.   INCOME TAXES

      No provision for income taxes was recorded for the fiscal year ended September 30, 2003 because, as of September 30, 2002, the Company had net operating and capital loss carryforwards of approximately $161,000 and $533,000, respectively, which expire in 2015 and 2010, respectively.

      At September 30, 2004 and 2003, the Company provided a full valuation allowance against the gross deferred tax asset because, in management's opinion at this time, it is more likely than not, such benefits will not be realized during the respective carryforward periods.

11.   SUBSEQUENT EVENTS

      In March 2005, the Company completed a private placement offering in which it sold and issued 157,062 shares of restricted common stock at a price of $.75 per share. In addition, the stockholders that purchased these shares also received a warrant to purchase one share of common stock for each share they purchased. Each warrant has an exercise price of $.75 per share and a term of one year.

      In March 2005, XIOM negotiated an additional contract with their primary customer, the New York State Energy Research & Development Authority ("NYSERDA"). Pursuant to terms of this contract, XIOM will receive approximately $250,000 in funding over the next twelve to eighteen months to develop an automation process for the thermal spray technology that was developed in the original contract.

      On March 1, 2005, XIOM granted three separate options to purchase a total of 700,000 shares of restricted common stock at a price of $.75 per share, which approximates the fair market value on the date of the grant. The two operating officers, who are also shareholders, each received an option to purchase 300,000 restricted common shares and a consultant to the company received an option to purchase 100,000 restricted common shares as consideration for providing accounting services for fiscal 2005. The options are fully vested and are exercisable, in whole or in part, at the sole discretion of the grantee through February 28, 2010 and may not be assigned or otherwise transferred.

12.   GOING CONCERN

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a Net Loss of approximately $236,000 for the year ended September 30, 2004 and a Net Loss of approximately $96,000, for the year ended September 30, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence. However, the Company has completed a private placement offering as well as finalized an additional contact with NYSERDA (See Note 11). As a result of these two factors, management believes it will have sufficient cash to meet the Company's cash flow requirements for at least twelve months following the date of these financial statements.

13.   RELATED PARTY TRANSACTIONS

      The Shareholder Loan balance represents the net amount owed to one officer/shareholder for monies advanced from time to time to cover the Company's short-term cash flow needs. This loan is unsecured, non-interest bearing and has no specific term for repayment. During fiscal 2004, the company converted $12,500 of Shareholder Loan to common stock by issuing 125,000 restricted shares at $.10 per share, the estimated fair market value on the date of conversion.

      In August 2004, two separate consultants, who are also shareholders of the Company, were issued 150,000 and 200,000 restricted common shares, respectively. These shares were issued at $.10 per share as consideration for the fair market value of the accounting and financial consulting services, respectively, which they provided during the fiscal year.

                                   XIOM, Corp.
                                  Balance Sheet
                              As Of March 31, 2005
                                   (Unaudited)

Assets
  Current Assets
      Cash and Cash Equivalents                                       $  22,324
      Trade Accounts Receivable                                           2,114
      Inventory                                                          44,088
      Prepaid Expenses                                                    1,316
                                                                      ---------
            Total Current Assets                                         69,842
                                                                      ---------

  Fixed Assets
      Machinery and Equipment                                            21,646
      Vehicles                                                           16,411
      Leasehold Improvements                                             21,120
                                                                      ---------

                                                                         59,177
      Less: Accumulated Depreciation                                    (20,937)
                                                                      ---------
            Fixed Assets, Net                                            38,240
                                                                      ---------

  Other Assets
      Patents Pending, Net of
         Accumulated Amortization                                       117,700
      Retainage Receivable                                               27,124
      Security Deposits                                                   2,148
                                                                      ---------
            Total Other Assets                                          146,972
                                                                      ---------

                Total Assets                                          $ 255,054
                                                                      =========

Liabilities and Stockholders' Equity
  Current Liabilities
      Accounts Payable and
            Accrued Expenses                                              3,315
                                                                      ---------
            Total Current Liabilities                                     3,315

  Long-Term Liabilities
      Shareholder Loan                                                   87,701
                                                                      ---------
                Total Liabilities                                        91,016
                                                                      ---------

  Stockholders' Deficit
      Common Stock                                                          580
      Additional Paid-In Capital                                        780,320
      Retained (Deficit)                                               (616,862)
                                                                      ---------
            Total Stockholders' Equity                                  164,038
                                                                      ---------
                Total Liabilities and
                  Stockholders' Equity                                $ 255,054
                                                                      =========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                             Statement of Operations
                For The Six Months Ended March 31, 2005 and 2004
                                   (Unaudited)

                                                    2005           2004
                                                -----------    -----------

Sales                                           $    38,847    $    59,952

Cost of Sales                                        23,308         35,980
                                                -----------    -----------

Gross Profit                                         15,539         23,972

General and Administrative Expenses                 179,078        146,171
                                                -----------    -----------

Operating Income (Loss)                            (163,539)      (122,199)

Other Income (Expenses)                                   0              0
                                                -----------    -----------

Net Income (Loss)                               ($  163,539)   ($  122,199)
                                                ===========    ===========

Basic and Diluted Income (Loss) per Share       ($     0.03)   ($     0.03)
                                                ===========    ===========

Weighted Average Number of Shares Outstanding     5,609,058      3,632,973
                                                ===========    ===========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                        Statement of Stockholders' Equity
                     For The Six Months Ended March 31, 2005
                                   (Unaudited)

                                                                Common Stock
                                                     --------------------------------   Additional    Retained          Total
                                                     Per Share    Number of      Par     Paid-In      Earnings      Shareholders'
                                                      Amount        Shares      Value    Capital      (Deficit)    Equity (Deficit)
                                                     ---------   ------------   -----   ----------    ---------    ----------------
Balance, September 30, 2004                                         5,576,373     557      551,930     (453,323)             99,164

   Net Loss for the six months ended March 31, 2005                                                    (163,539)           (163,539)

   Shares issued for services during the quarter
   ended March 31, 2005                                   0.75         67,490       7       50,610                           50,617

   Sale of Common Stock                                   0.75        157,062      16      117,780                          117,796

   Officers' Compensation                                                                   60,000
                                                                 ------------   -----   ----------    ---------    ----------------

Balance, March 31, 2005                                             5,800,925     580      780,320     (616,862)            104,038
                                                                 ============   =====   ==========    =========    ================

                 See accompanying notes to financial statements

                                  XIOM, Corp.
                             Statements of Cash Flow
                For The Six Months Ended March 31, 2005 and 2004
                                   (Unaudited)

                                                               2005         2004
                                                            ---------    ---------
Cash Flows from Operating Activities:

  Net Income (Loss)                                         ($163,539)   ($122,199)
                                                            ---------    ---------

  Adjustments to reconcile net income (loss) to
     net cash used in operating activities:
         Depreciation and Amortization                          5,550        2,550
         Issuance of Shares for Services                       50,617            0
         Officers' Compensation                                60,000       60,000
         (Increase) decrease in:
              Receivables                                       9,766       11,228
              Inventory                                       (42,002)           0
              Retainage Receivable                               (790)      24,494
              Accounts Payable and Accrued Expenses              (400)           0
                                                            ---------    ---------
         Total Adjustments                                     82,741       98,272
                                                            ---------    ---------
         Net cash provided (used) in operating activities   ($ 80,798)   ($ 23,927)
                                                            ---------    ---------

Cash Flows from Investing Activities:
  Purchase of Fixed Assets                                    (18,000)           0
                                                            ---------    ---------
         Net cash provided (used) by investing activities     (18,000)           0
                                                            ---------    ---------

Cash Flows from Financing Activities:
  Proceeds from Shareholder Loan                                    0       18,322
  Proceeds from sale of Common Stock                          117,796            0
                                                            ---------    ---------
         Net cash provided (used) by financing activities     117,796       18,322
                                                            ---------    ---------

Net increase (decrease) in cash and cash equivalents           18,998       (5,605)

Cash & Cash Equivalents, Beginning of Period                $   3,326        9,257
                                                            ---------    ---------

Cash & Cash Equivalents, End of Period                      $  22,324    $   3,652
                                                            =========    =========

Supplemental Disclosures
  Non-Cash Financing and Investing Activities
         Issuance of Shares for Services                       50,617            0
                                                            =========    =========
         Officers' Compensation                                60,000       60,000
                                                            =========    =========

                 See accompanying notes to financial statements

                                   XIOM, Corp.
                          NOTES TO FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED MARCH 31, 2005

1.    ISSUANCE OF COMMON STOCK

      In March 2005, the XIOM completed a private placement offering in which it sold and issued 157,062 shares of restricted common stock at a price of $.75 per share. In addition, the stockholders that purchased these shares also received a warrant to purchase one share of common stock for each share they purchased. Each warrant has an exercise price of $.75 per share and a term of one year.

2.    SALE TO MAJOR CUSTOMER

      In March 2005, XIOM negotiated and finalized an additional contract with their primary customer, the New York State Energy Research & Development Authority ("NYSERDA"). Pursuant to terms of this contract, XIOM will receive approximately $250,000 in funding over the next twelve to eighteen months to develop an automation process for the thermal spray technology that was developed in the original contract.

3.    STOCK OPTION GRANTS

      On March 1, 2005, XIOM granted three separate options to purchase a total of 700,000 shares of restricted common stock at a price of $.75 per share, which approximates the fair market value on the date of the grant. The two operating officers, who are also shareholders, each received an option to purchase 300,000 restricted common shares and a consultant to the company received an option to purchase 100,000 restricted common shares as consideration for providing accounting services for fiscal 2005. The options are fully vested and are exercisable, in whole or in part, at the sole discretion of the grantee through February 28, 2010 and may not be assigned or otherwise transferred. As of March 31, 2005, the fair market value of the Company's common stock was estimated at approximately $.75 per share, which approximated the fair market value on March 1, 2005, the date of the grant. Because there was no increase in the fair market value of the shares underlying these options, no compensation expense was recorded on the books and records for the six months ended March 31, 2005.

4.    BASIS OF PRESENTATION

      The interim financial statements presented have not been audited or reviewed, but were compiled from the books and records of the Company. They have been prepared using the accrual method of accounting and, in the opinion of management, include all adjustments necessary in order to make the financial statements not misleading. The interim financial statements do not include all of the disclosures required for complete financial statements prepared in accordance with generally accepted accounting principals.

                                   XIOM Corp.

                                 814,124 Shares
                                  Common Stock

                                   PROSPECTUS

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

Until ______________, 2005, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               ____________, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors, Officers, Employees and Agents.

The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or
(4) any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Delaware General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's by-laws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Florida law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange
   Commission registration fee      $   286.81
Legal fees and expenses (1)         $ 5,000.00
Accounting fees and expenses        $10,000.00
Miscellaneous (1)                   $ 5,000.00
                                    ----------
      Total (1)                     $20,286.81

-----------
(1) Estimated.


Item 26. Recent Sales of Unregistered Securities.

We have issued shares for services or other reasons as indicated as follows:

On April 11, 2002 we issued 650,000 shares to Diversified Capital Holdings, LLC for management consulting services. The agreement with Diversified Capital Holdings, LLC has been terminated by the parties.

On April 23, 2002 we issued 350,000 shares to our Chairman and President, Andrew
B. Mazzone as compensation for services to Xiom Corp.

On April 23, 2002, we issued 150,000 shares to JWZ Holdings, Inc. as compensation for services provided to Xiom Corp. James W. Zimbler is the control person of JWZ Holdings, Inc.

On May 20, 2002, we issued 25,000 shares to Thomas Gardega as compensation for services provided to Xiom Corp. We also issued 20,000 shares to Thomas Klein for consulting services related to accounting and finance provided to Xiom Corp.

On May 20, 2002, we issued 50,000 shares each to Dean Rhodes and James Dahike. The shares were additional shares owed to the two shareholders for a previous investment into Xiom Corp.

On July 11, 2002, we issued 2,000 shares, 2,500 shares and 2,500 shares to Lois
F. Venegas and Rossanne Venegas Sanco and Javier Murillo Uilloe, respectively, as repayment of funds loaned to Xiom Corp.

On February 5, 2005, we issued 50,000 shares to Henry Weber as payment for consulting services provided to Xiom Corp.

On February 8, 2005, we issued 10,000 shares to Dr. Edward Beiz as compensation for consulting services related to biocidal information related to coatings.

On July 27, 2005, we 10,000 shares to Alexander Gardega for the purchase of a powder blender for use in preparing the products of the Company.

On February 8, 2005 and August 3, 2005 we issued 7,490 and 31,150 shares of stock, respectively, to Frank Longo as compensation for consulting services for engineering issues related to our technology and products.

The Company has issued the following shares to affiliates of the Company; the transactions took place on August 4, 2004:

We issued to our President, Andrew Mazzone, a total of 500,000 shares of common stock, in two separate transaction 125,000 shares for the repayment of Officer Loans to the Company and 375,000 shares for the transfer of certain technology rights used by the Company. These certain rights included the creation of certain proprietary technologies and applications from Mr. Mazzone's experience in the coating industry which enhanced the patents received from Mr. Gardega.

We issued to our Vice-President, Thomas Gardega, a total of 850,000 shares of common stock, in two separate transactions, 475,000 shares for the transfer of certain technology rights used by the Company, and 375,000 shares for the transfer of certain Patent Rights to the Company. These patent rights are as contained in the patent descriptions filed as Exhibits to the Registration statement and with the United States Patent and Trademark Office.

We issued 150,000 shares of common stock to DRB Consulting, Inc., for accounting and consulting services for the fiscal years of 2003 and 2004. David Behanna is the control person of DRB Consulting, Inc.

We issued 200,000 shares of common stock to James W. Zimbler for consulting services performed by him in the 2004 fiscal year.

We issued 40,000 shares to Michael S. Krome, Esq., for legal services performed and to be performed on behalf of the Company.

Also on August 4, 2004, we issued the following shares, to the persons indicated:

Name                   Shares           Purpose
------------------     ------           ------------------------------------------------------
William Mazzone         5,000           Repayment of loan from April 2002
Dean Rhoads            50,000           Repayment of loan from March 2002
Toni Jane Gillis       10,000           Repayment of loan from April 2002
Jerry Rukin            15,000           Consulting services on technical issues from June 2004
Earl Richard Brown      6,000           Repayment of loan
Dorothy Brown           5,000           Repayment of loan
Arlene Beecher          3,000           Repayment of loan
Thomas O'Dea            6,000           Repayment of loan
Jean Rossi              6,000           Repayment of loan
Mary Bianchi            3,000           Repayment of loan
Walter Pansuk           3,000           Repayment of loan
Kenneth Desroches       6,000           Repayment of loan
Andrew Tarabelli        3,000           Repayment of loan
Frank Longo             8,400           Compensation for June 2004

For the period of January 1, 2005 through March 18, 2005, Xiom Inc. sold, pursuant to a private placement 157,062 shares at $0.75 per share with a warrant to purchase another share of the company at $0.75 per share, and raised a total of $117,795.50, pursuant to a private placement as follows:

A chart of the shares issued pursuant to the above transaction follows:

                                         Number of Shares         Percentage of
Identity of Stockholder or Group         beneficially owned (1)   Shares Owned
-------------------------------------------------------------------------------
Andrew Tarabelli                                 18,667               *
Shirley V Fox and Raymond A Fox, Jr               1,000               *
Heather Sides                                       800               *
Devon Rae Sides                                      65               *
Rian Grey Sides                                      65               *
Leslie C. Fox                                     6,667               *
Ann G, Travers Revocable Trust                    8,000               *
Kevin M. Petrone                                  1,300               *
Alfred Zefara                                     6,667               *
Robert Fredricks                                  7,333               *
Patric Sellitti                                   7,333               *
William T. Rooker &
      Iman Rooker,                                1,500               *
Martin Murray & Susanna Murrya                    2,500               *
Ryan Michael Byson                                  500               *
Stephanie Nicole Murray                             100               *
Martin Gouglas Murray                               100               *
Joseph Pileri                                     2,667               *
Donald B. Stevenson                              10,000               *
James W. Zimbler (2)                             13,334               (2)
Robert Fox                                        1,000               *
Linda Steinkamp                                   3,000               *
Theresa Steinkamp                                 3,000               *
Carole S. Daddona                                 6,667               *
Kevin Duckman                                     6,667               *
Irving Schwab                                    13,333               *
Albino L. Sellitti                                4,000               *
John Mirabella                                    1,333               *
Vincent J. Dixon                                  1,333               *
Ralph Dente                                       1,333               *
Brain E. Rooney                                   1,333               *
Richard Carter                                   13,334               *
Stefeno Buscarnea                                 1,333               *
Marc Regan                                        1,333               *
James G. Petrone & Thelma A Petrone                 133               *
Michael V. Della Fave                             1,333               *
Caarmine S. Marcello, Jr                          1,333               *
Kevin D. Canterman                                1,333               *
Jeanne Kirk                                       4,000               *

      (1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or entity has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or entity, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or entity shown in the table.

      (2) Mr. Zimbler owns a total of 213,334 shares of common stock. Mr. Zimbler is a control person, along with another shareholder, Michael
            S. Krome, Esq., a holder of 40,000 shares in Alpha Advisors, LLC. The shares owned by Mr. Zimbler and Alpha total 488,334 and when all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 8.3%, if voted as a block. The shares owned by Mr. Krome and Alpha total 315,000 and when all of the ownership percentages are added, the control percentage for Alpha Advisors LLC is 5.4%, if voted as a block. If Mr. Zimbler, Mr. Krome and Alpha are pooled, the percentage is 9.0%


      With respect to the private placements, XIOM Corp. relied upon Section 4(2) of the Act and Rule 506 of Regulation D for these transactions regarding the issuance of its unregistered securities. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering, (ii) there were no more than 35 investors (excluding "accredited investors"), (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description, (iv) the offers and sales were made in compliance with Rules 501 and 502, (v) the securities were subject to Rule 144 limitation on resale and
(vi) each of the parties is a sophisticated purchaser and had full access to the information on Xiom Corp. necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.


      Neither the offer nor the sale of any of the securities was accomplished by the publication of any advertisement. Each investor received copies of disclosure documents.

Item 27. Exhibits and Financial Statement Schedules.

(a)   Exhibits:

     The following exhibits are filed as part of this registration statement:


      Exhibit     Description of Exhibit
      -------     ----------------------
      3.1 (2)     Certificate of Incorporation of XIOM Corp.
      3.2 (2)     Certificate of Amendment to Certificate of Incorporation
      3.3 (2)     By-laws of XIOM Corp.
      4.1 (2)     Form of Warrant
      5.1 (1)     Opinion of Michael S. Krome, Esq.
      23.1 (1)    Consent of N. Blumenfrucht, CPA, PC., Independent Auditor
      23.2 (1)    Consent of Michael S. Krome, Esq. (included in Exhibit 5.1)
      99.1 (3)    Patent Rights and Technology Rights transferred to the
                  Company by Thomas Gardega
      99.2 (1)    Agreement dated June 22, 2005 between New York State Energy
                  Research and Development Authority and Xiom Corp.

-----------------
(1)   Filed herewith

(2)   Previously filed with Registration Statement on Form SB-2 on May 6, 2005

(3)   Previously filed with Registration Statement on Form SB-2 on May 26, 2005

Item 28. Undertakings.

(A) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

      (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(B)   Undertaking Required by Regulation S-B, Item 512(e).

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the Town of Westbury, State of New York, on August 22, 2005.

                                        XIOM Corp.

                                        By: /s/ Andrew B. Mazzone
                                        --------------------------------
                                        President and Principal
                                        Accounting/Financial Officer and
                                        Director

POWER OF ATTORNEY

The undersigned directors and officers of XIOM Corp., hereby constitute and appoint Andrew Mazzone and Thomas Gardega, each of them, with full power to act without the other and with full power of substitution and re-substitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                               Date
------------------          -------------------                 ---------------

/s/ Andrew Mazzone          President Principal                 August 22, 2005
------------------          Accounting/Financial Officer
Andrew Mazzone              and Director

/s/ Thomas Gardega          Executive Vice President            August 22, 2005
------------------          Director
Thomas Gardega